UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2022

ICOSAVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40655	82-3640549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Avenue E., Suite 208

Seattle, Washington 98102

(Address of principal executive offices) (Zip Code)

(206) 737-0085

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ICVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2022, the board of directors of Icosavax, Inc. (the “Company”) appointed John W. Shiver, Ph.D. to the board as a Class III director, effective immediately, with an initial term expiring at the 2024 annual meeting of stockholders of the Company. There are no arrangements or understandings between Dr. Shiver and any other persons pursuant to which he was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Dr. Shiver and the Company. The board has determined that Dr. Shiver meets the applicable independence requirements of the Nasdaq Stock Market.

In connection with his appointment to the board, Dr. Shiver received an option to purchase 25,500 shares of common stock of the Company and 8,500 restricted stock units, each in accordance with the Company’s Non-Employee Director Compensation Program. The awards will vest over three years, subject to Dr. Shiver’s continued service on the board through the applicable vesting dates. Dr. Shiver will also receive cash compensation for his service on the board in accordance with the Company’s Non-Employee Director Compensation Program. Dr. Shiver will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on July 7, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOSAVAX, INC.

Date: January 5, 2022	By:	/s/ Thomas Russo
Thomas Russo
Chief Financial Officer